Exhibit 99.1
NEWS RELEASE
Independent Bank Corporation
4200 East Beltline
Grand Rapids, MI 49525
616.527.5820

For Release:	Immediately
Contact:	William B. Kessel, President and CEO, 616.447.3933 Gavin A. Mohr, Chief Financial Officer, 616.447.3929
INDEPENDENT BANK CORPORATION REPORTS 2024 THIRD QUARTER RESULTS

Third Quarter Highlights

Highlights for the third quarter of 2024 include:
•Increases in net interest income of $0.5 million (or 4.9% annualized) from June 30, 2024;
•An increase in tangible book value per share of $3.69 (22.3%) over the third quarter of 2023;
•Net growth in core deposits of $100.1 million (or 8.9% annualized) from June 30, 2024;
•Net growth in loans of $90.4 million (or 9.3% annualized) from June 30, 2024; and
•The payment of a 24 cent per share dividend on common stock on August 15, 2024.

GRAND RAPIDS, Mich., October 24, 2024 - Independent Bank Corporation (NASDAQ: IBCP) reported third quarter 2024 net income of $13.8 million, or $0.65 per diluted share, versus net income of $17.5 million, or $0.83 per diluted share, in the prior-year period.

William B. (“Brad”) Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: “I am proud of our team and very pleased with our third quarter 2024 results, driving organic growth on both sides of the balance sheet. Overall loans increased 9.3% (annualized), while core deposits are up 8.9% (annualized). We were able to generate net interest income growth on both a linked quarter basis and on a year over year quarterly basis. We believe that our expenses continue to be well managed, and we continue to see improved operational scale from strategic investments we have made in recent years. Our credit metrics continue to be excellent, with watch credits and non-performing assets near historic lows. These fundamentals continue to drive good growth in tangible book value per share (22%) compared to the prior year quarter. Based on a robust commercial loan pipeline, the past record of our core group of professionals and the on-going strategic initiative to add talented bankers to our team, we are optimistic about continuing these growth trends for the remainder of the year and into 2025.”

Significant items impacting comparable third quarter 2024 and 2023 results include the following:
•Changes in the fair value due to price of capitalized mortgage loan servicing rights (the “MSR Changes”) of  $(4.2) million ($(0.16) per diluted share, after taxes) for the three-month period ended September 30, 2024, as compared to $1.6 million ($0.06 per diluted share, after taxes) for the three-months ended September 30, 2023.

Operating Results
The Company’s net interest income totaled $41.9 million during the third quarter of 2024, an increase of $2.4 million, or 6.2% from the year-ago period, and an increase of $0.5 million, or 1.2%, from the second quarter of 2024. The Company’s tax equivalent net interest income as a percent of average interest-earning assets (the “net interest margin”) was 3.37% during the third quarter of 2024, compared to 3.23% in the year-ago period, and 3.40% in the second quarter of 2024. The year-over-year quarterly increase in net interest income was due to an increase in average interest-earning assets and the net interest margin. The increase in net interest income compared to the linked quarter was due to an increase in average interest earning assets that was partially offset by a decrease in the net interest margin. Average interest-earning assets were $4.99 billion in the third quarter of 2024, compared to $4.89 billion in the year ago quarter and $4.89 billion in the second quarter of 2024.
Non-interest income totaled $9.5 million for the third quarter of 2024, compared to $15.6 million in the comparable prior year period. This change was primarily due to variances in mortgage banking related revenues.
Net gains on mortgage loans in the third quarters of 2024 and 2023, were approximately $2.2 million and $2.1 million, respectively. The comparative quarterly increase in net gains on mortgage loans was primarily due to an increase in both gain on sale margin on mortgage loans sold and a increase in the volume of mortgage loans sold.
Mortgage loan servicing, net, generated income (expense) of $(3.1) million and $2.7 million in the third quarters of 2024 and 2023, respectively. The significant variance in mortgage loan servicing, net is primarily due to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in interest rates and the associated expected future prepayment levels and expected float rates. Mortgage loan servicing, net activity is summarized in the following table:

	Three months ended		Nine months ended
	9/30/2024	9/30/2023	9/30/2024	9/30/2023
	(In thousands)
Mortgage loan servicing, net:
Revenue, net	$2,248	$2,197	$6,681	$6,612
Fair value change due to price	(4,155)	1,556	(1,979)	3,364
Fair value change due to pay-downs	(1,223)	(1,085)	(3,016)	(2,908)
Total	$(3,130)	$2,668	$1,686	$7,068
Non-interest expenses totaled $32.6 million in the third quarter of 2024, compared to $32.0 million in the year-ago period.
The Company recorded income tax expense of $3.5 million in the third quarter of 2024. This compares to an income tax expense of $4.1 million in the third quarter of 2023. The changes in income tax expense principally reflect changes in pre-tax earnings in 2024 relative to 2023.

Asset Quality
A breakdown of non-performing loans by loan type is as follows:

	9/30/2024	12/31/2023	9/30/2023
Loan Type	(Dollars in thousands)
Commercial	$59	$28	$31
Mortgage	6,525	6,425	6,137
Installment	666	970	801
Sub total	7,250	7,423	6,969
Less - government guaranteed loans	2,102	2,191	2,254
Total non-performing loans	$5,148	$5,232	$4,715
Ratio of non-performing loans to total portfolio loans	0.13%	0.14%	0.13%
Ratio of non-performing assets to total assets	0.11%	0.11%	0.10%
Ratio of allowance for credit losses to total non-performing loans	1115.85%	1044.69%	1176.99%
The provision for credit losses was an expense of $1.49 million and $1.35 million in the third quarters of 2024 and 2023, respectively. We recorded loan net charge offs (recoveries) of $0.31 million and $(0.18) million in the third quarters of 2024 and 2023, respectively. At September 30, 2024, the allowance for credit losses for loans totaled $57.4 million, or 1.46% of total portfolio loans compared to $54.7 million, or 1.44% of total portfolio loans at December 31, 2023.
Balance Sheet, Capital and Liquidity
Total assets were $5.26 billion at September 30, 2024, a decrease of $4.5 million from December 31, 2023. Loans, excluding loans held for sale, were $3.94 billion at September 30, 2024, compared to $3.79 billion at December 31, 2023.  Deposits totaled $4.63 billion at September 30, 2024, an increase of $4.0 million from December 31, 2023. This increase is primarily due to increases in savings and interest-bearing checking, reciprocal and time deposits that were partially offset by a decrease in non-interest bearings deposits and brokered time deposits.
Cash and cash equivalents totaled $121.6 million at September 30, 2024, versus $169.8 million at December 31, 2023. Securities available for sale (“AFS”) totaled $589.0 million at September 30, 2024, versus $679.4 million at December 31, 2023.

Total shareholders’ equity was $452.4 million at September 30, 2024, or 8.60% of total assets compared to $404.4 million or 7.68% at December 31, 2023. Tangible common equity totaled $422.5 million at September 30, 2024, or $20.22 per share compared to $374.1 million or $17.96 per share at December 31, 2023. The increase in shareholder equity as well as tangible common equity are primarily the result of earnings retention and a decrease in accumulated other comprehensive loss.

The Company’s wholly owned subsidiary, Independent Bank, remains significantly above “well capitalized” for regulatory purposes with the following ratios:

Regulatory Capital Ratios	9/30/2024	12/31/2023	Well Capitalized Minimum

Tier 1 capital to average total assets	9.36%	8.80%	5.00%
Tier 1 common equity to risk-weighted assets	11.74%	11.21%	6.50%
Tier 1 capital to risk-weighted assets	11.74%	11.21%	8.00%
Total capital to risk-weighted assets	13.00%	12.46%	10.00%

At September 30, 2024, in addition to liquidity available from our normal operating, funding, and investing activities, we had unused credit lines with the FHLB and FRB of approximately $1.11 billion and $471.7 million, respectively. We also had approximately $771.3 million in fair value of unpledged securities AFS and HTM at September 30, 2024 which could be pledged for an estimated additional borrowing capacity at the FHLB and FRB of approximately $718.0 million.

Share Repurchase Plan
On December 19, 2023, the Board of Directors of the Company authorized the 2024 share repurchase plan. Under the terms of the 2024 share repurchase plan, the Company is authorized to purchase up to 1,100,000 shares, or approximately 5% of its then outstanding common stock. The repurchase plan is authorized to last through December 31, 2024. The Company did not repurchase any shares of common stock during the first nine months of 2024.
Earnings Conference Call
Brad Kessel, President and CEO, Gavin Mohr, CFO and Joel Rahn, EVP – Commercial Banking will review the quarterly results in a conference call for investors and analysts beginning at 11:00 am ET on Thursday, October 24, 2024.
To participate in the live conference call, please dial 1-833-470-1428 (Access Code # 957797). Also, the conference call will be accessible through an audio webcast with user-controlled slides via the following site/URL: https://events.q4inc.com/attendee/824908063.
A playback of the call can be accessed by dialing 1-866-813-9403 (Access Code # 159381). The replay will be available through October 31, 2024.
About Independent Bank Corporation
Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $5.3 billion. Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates a branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary. This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, consumer banking, investments and insurance. Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.
For more information, please visit our Web site at: IndependentBank.com.
Forward-Looking Statements
This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2023 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition

	September 30, 2024	December 31, 2023
	(Unaudited)
	(In thousands, except share amounts)
Assets
Cash and due from banks	$61,503	$68,208
Interest bearing deposits	60,057	101,573
Cash and Cash Equivalents	121,560	169,781
Securities available for sale	588,950	679,350
Securities held to maturity (fair value of $314,638 at September 30, 2024 and $318,606 at December 31, 2023)	343,362	353,988
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	16,099	16,821
Loans held for sale, carried at fair value	14,029	12,063
Loans
Commercial	1,825,247	1,679,731
Mortgage	1,511,400	1,485,872
Installment	605,640	625,298
Total Loans	3,942,287	3,790,901
Allowance for credit losses	(57,444)	(54,658)
Net Loans	3,884,843	3,736,243
Other real estate and repossessed assets, net	781	569
Property and equipment, net	35,250	35,523
Bank-owned life insurance	54,017	54,341
Capitalized mortgage loan servicing rights, carried at fair value	40,204	42,243
Other intangibles	1,617	2,004
Goodwill	28,300	28,300
Accrued income and other assets	130,256	132,500
Total Assets	$5,259,268	$5,263,726

Liabilities and Shareholders' Equity
Deposits
Non-interest bearing	$1,023,739	$1,076,093
Savings and interest-bearing checking	1,947,571	1,905,701
Reciprocal	995,469	832,020
Time	620,446	524,325
Brokered time	39,650	284,740
Total Deposits	4,626,875	4,622,879
Other borrowings	—	50,026
Subordinated debt	39,567	39,510
Subordinated debentures	39,779	39,728
Accrued expenses and other liabilities	100,678	107,134
Total Liabilities	4,806,899	4,859,277

Shareholders’ Equity
Preferred stock, no par value, 200,000 shares authorized; none issued or outstanding	—	—
Common stock, no par value, 500,000,000 shares authorized; issued and outstanding: 20,893,800 shares at September 30, 2024 and 20,835,633 shares at December 31, 2023	318,216	317,483
Retained earnings	192,405	159,108
Accumulated other comprehensive loss	(58,252)	(72,142)
Total Shareholders’ Equity	452,369	404,449
Total Liabilities and Shareholders’ Equity	$5,259,268	$5,263,726

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30,
				2024	2023
	(Unaudited)
Interest Income	(In thousands, except per share amounts)
Interest and fees on loans	$58,410	$56,786	$51,419	$170,239	$143,392
Interest on securities
Taxable	4,502	4,713	5,865	14,466	17,668
Tax-exempt	3,404	3,400	3,409	10,195	9,775
Other investments	2,018	1,439	1,739	4,898	3,481
Total Interest Income	68,334	66,338	62,432	199,798	174,316
Interest Expense
Deposits	24,462	22,876	20,743	70,148	51,964
Other borrowings and subordinated debt and debentures	2,018	2,116	2,262	6,253	6,134
Total Interest Expense	26,480	24,992	23,005	76,401	58,098
Net Interest Income	41,854	41,346	39,427	123,397	116,218
Provision for credit losses	1,488	19	1,350	2,251	6,827
Net Interest Income After Provision for Credit Losses	40,366	41,327	38,077	121,146	109,391
Non-interest Income
Interchange income	4,146	3,401	4,100	10,698	10,660
Service charges on deposit accounts	3,085	2,937	3,309	8,894	9,300
Net gains (losses) on assets
Mortgage loans	2,177	1,333	2,099	4,874	5,475
Equity securities at fair value	(8)	2,693	—	2,685	—
Securities available for sale	(145)	—	—	(414)	(222)
Mortgage loan servicing, net	(3,130)	2,091	2,668	1,686	7,068
Other	3,383	2,717	3,435	8,818	9,298
Total Non-interest Income	9,508	15,172	15,611	37,241	41,579
Non-interest Expense
Compensation and employee benefits	20,048	21,251	19,975	62,069	59,916
Data processing	3,379	3,257	3,071	9,891	8,953
Occupancy, net	1,893	1,886	1,971	5,853	5,975
Interchange expense	1,149	1,127	1,119	3,373	3,222
Furniture, fixtures and equipment	932	948	927	2,834	2,782
FDIC deposit insurance	664	695	677	2,141	2,209
Loan and collection	657	699	520	1,868	1,718
Advertising	581	788	360	1,860	1,286
Legal and professional	687	544	543	1,717	1,623
Communications	519	499	568	1,633	1,871
Costs (recoveries) related to unfunded lending commitments	113	(137)	451	(676)	76
Other	1,961	1,776	1,854	5,546	5,610
Total Non-interest Expense	32,583	33,333	32,036	98,109	95,241
Income Before Income Tax	17,291	23,166	21,652	60,278	55,729
Income tax expense	3,481	4,638	4,109	11,949	10,405
Net Income	$13,810	$18,528	$17,543	$48,329	$45,324
Net Income Per Common Share
Basic	$0.66	$0.89	$0.84	$2.31	$2.16
Diluted	$0.65	$0.88	$0.83	$2.29	$2.14

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(unaudited)
	(Dollars in thousands except per share data)
Three Months Ended
Net interest income	$41,854	$41,346	$40,197	$40,111	$39,427
Provision for credit losses	1,488	19	744	(617)	1,350
Non-interest income	9,508	15,172	12,561	9,097	15,611
Non-interest expense	32,583	33,333	32,193	31,878	32,036
Income before income tax	17,291	23,166	19,821	17,947	21,652
Income tax expense	3,481	4,638	3,830	4,204	4,109
Net income	$13,810	$18,528	$15,991	$13,743	$17,543

Basic earnings per share	$0.66	$0.89	$0.77	$0.66	$0.84
Diluted earnings per share	0.65	0.88	0.76	0.65	0.83
Cash dividend per share	0.24	0.24	0.24	0.23	0.23

Average shares outstanding	20,896,019	20,901,741	20,877,067	20,840,680	20,922,431
Average diluted shares outstanding	21,115,273	21,105,387	21,079,607	21,049,030	21,114,445

Performance Ratios
Return on average assets	1.04%	1.44%	1.24%	1.04%	1.34%
Return on average equity	12.54	17.98	15.95	14.36	18.68
Efficiency ratio (1)	62.82	61.49	60.26	64.27	57.52

As a Percent of Average Interest-Earning Assets (1)
Interest income	5.48%	5.45%	5.34%	5.29%	5.10%
Interest expense	2.11	2.05	2.04	2.03	1.87
Net interest income	3.37	3.40	3.30	3.26	3.23

Average Balances
Loans	$3,909,954	$3,849,199	$3,810,526	$3,764,752	$3,694,534
Securities	933,750	944,435	999,140	1,027,240	1,071,211
Total earning assets	4,985,842	4,893,367	4,910,669	4,928,697	4,892,208
Total assets	5,275,623	5,181,317	5,201,452	5,233,666	5,192,114
Deposits	4,616,119	4,531,917	4,561,645	4,612,797	4,577,796
Interest bearing liabilities	3,689,684	3,611,972	3,627,446	3,635,771	3,554,179
Shareholders' equity	438,077	414,549	403,225	379,614	372,667
(1)Presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data (continued)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(unaudited)
	(Dollars in thousands except per share data)
End of Period
Capital
Tangible common equity ratio	8.08%	7.63%	7.41%	7.15%	6.67%
Tangible common equity ratio excluding accumulated other comprehensive loss	8.99	8.76	8.57	8.31	8.20
Average equity to average assets	8.30	8.00	7.75	7.25	7.18
Total capital to risk-weighted assets (2)	14.25	14.21	13.85	13.71	13.58
Tier 1 capital to risk-weighted assets (2)	12.06	12.01	11.65	11.50	11.37
Common equity tier 1 capital to risk-weighted assets (2)	11.16	11.09	10.73	10.58	10.44
Tier 1 capital to average assets (2)	9.63	9.59	9.29	9.03	8.94
Common shareholders' equity per share of common stock	$21.65	$20.60	$19.88	$19.41	$17.99
Tangible common equity per share of common stock	20.22	19.16	18.44	17.96	16.53
Total shares outstanding	20,893,800	20,899,358	20,903,677	20,835,633	20,850,455

Selected Balances
Loans	$3,942,287	$3,851,889	$3,839,965	$3,790,901	$3,741,486
Securities	932,312	936,194	963,577	1,033,338	1,043,540
Total earning assets	4,964,784	4,979,555	4,949,496	4,954,696	4,884,720
Total assets	5,259,268	5,277,500	5,231,255	5,263,726	5,200,018
Deposits	4,626,875	4,614,328	4,582,414	4,622,879	4,585,612
Interest bearing liabilities	3,682,482	3,694,025	3,677,060	3,676,050	3,573,187
Shareholders' equity	452,369	430,459	415,570	404,449	374,998
(2)September 30, 2024 are Preliminary.

Reconciliation of Non-GAAP Financial Measures
Independent Bank Corporation
Independent Bank Corporation believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends.  Tangible common equity is used by the Company to measure the quality of capital.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Dollars in thousands)
Net Interest Margin, Fully Taxable Equivalent ("FTE")

Net interest income	$41,854	$39,427	$123,397	$116,218
Add: taxable equivalent adjustment	158	202	513	722
Net interest income - taxable equivalent	$42,012	$39,629	$123,910	$116,940
Net interest margin (GAAP) (1)	3.35%	3.21%	3.34%	3.25%
Net interest margin (FTE) (1)	3.37%	3.23%	3.35%	3.26%
(1)Annualized.

Tangible Common Equity Ratio

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(Dollars in thousands)
Common shareholders' equity	$452,369	$430,459	$415,570	$404,449	$374,998
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	1,617	1,746	1,875	2,004	2,141
Tangible common equity	422,452	400,413	385,395	374,145	344,557
Addition:
Accumulated other comprehensive loss for regulatory purposes	52,454	65,030	65,831	66,344	86,507
Tangible common equity excluding other comprehensive loss adjustments	$474,906	$465,443	$451,226	$440,489	$431,064

Total assets	$5,259,268	$5,277,500	$5,231,255	$5,263,726	$5,200,018
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	1,617	1,746	1,875	2,004	2,141
Tangible assets	5,229,351	5,247,454	5,201,080	5,233,422	5,169,577
Addition:
Net unrealized losses on available for sale securities and derivatives, net of tax	52,454	65,030	65,831	66,344	86,507
Tangible assets excluding other comprehensive loss adjustments	$5,281,805	$5,312,484	$5,266,911	$5,299,766	$5,256,084

Common equity ratio	8.60%	8.16%	7.94%	7.68%	7.21%
Tangible common equity ratio	8.08%	7.63%	7.41%	7.15%	6.67%
Tangible common equity ratio excluding other comprehensive loss	8.99%	8.76%	8.57%	8.31%	8.20%

Tangible Common Equity per Share of Common Stock:

Common shareholders' equity	$452,369	$430,459	$415,570	$404,449	$374,998
Tangible common equity	$422,452	$400,413	$385,395	$374,145	$344,557
Shares of common stock outstanding (in thousands)	20,894	20,899	20,904	20,836	20,850

Common shareholders' equity per share of common stock	$21.65	$20.60	$19.88	$19.41	$17.99
Tangible common equity per share of common stock	$20.22	$19.16	$18.44	$17.96	$16.53
The tangible common equity ratio removes the effect of goodwill and other intangible assets from capital and total assets.  Tangible common equity per share of common stock removes the effect of goodwill and other intangible assets from common shareholders’ equity per share of common stock.